Exhibit 10.30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AS PERMITTED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER AUTOMATION AGREEMENT

AND

TO

PROJECT SOW FOR BROOKSVILLE 2.0 POC

This Amendment No. 1 (the “Amendment”), dated as of September 23, 2020 (the “Amendment No. 1 Effective Date”), to Amended and Restated Master Automation Agreement (the “Agreement”) and to Project SOW for Brooksville 2.0 POC (the “Brooksville 2.0 Project SOW”) is entered into among Walmart, Inc., a Delaware corporation (“Walmart”), Symbotic LLC, a Delaware limited liability company (“Symbotic”) and Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse Technologies”) (collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Parties entered into the Agreement as of January 29, 2019;

WHEREAS, Walmart and Symbotic entered into the Brooksville 2.0 Project SOW as of January 29, 2020 for the installation of the Brooksville POC 2.0 Project relating to the automation of a portion of Walmart’s Brooksville, Florida regional distribution center as a prerequisite to Symbotic undertaking other Projects within Walmart’s RDC network;

WHEREAS, the Brooksville 2.0 Project SOW sets forth criteria for Final Acceptance of the Brooksville POC 2.0 Project, with an original Final Acceptance milestone date of August 24, 2020;

WHEREAS, the Parties recognize that Symbotic has not achieved Final Acceptance of the Brooksville POC 2.0 Project by the August 24, 2020 milestone date;

WHEREAS, Section 16.3 of the Agreement provides Symbotic with a cure period to achieve Final Acceptance of the Brooksville POC 2.0 Project from the date of Walmart’s notice to Symbotic of the failure of the Brooksville POC 2.0 Project to achieve Final Acceptance;

WHEREAS, Walmart desires for Symbotic to commence work on certain contemplated Projects prior to achieving Final Acceptance of the Brooksville POC 2.0 Project; and

WHEREAS, the Parties now desire to amend the Agreement and the Brooksville 2.0 Project SOW as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the Parties set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The Agreement is amended as follows:

A.	Section 1.1 (General). Section 1.1 (General) of the Agreement is amended to add the following language at the end of the paragraph:

“Furthermore, Walmart’s commitment to the purchase of sixty (60) Whole Modules shall be segmented into two phases of Projects. The first phase of Projects (“Phase 1 Projects”) shall consist of the first four Projects set forth in Exhibit N (Expected Timeline) under CY’21, on which Symbotic may commence work prior to achieving Final Acceptance of the Brooksville 2.0 POC, including during any cure period pursuant to Section 16.3 in which Symbotic is working to achieve Final Acceptance of the Brooksville POC 2.0 Project. Walmart will pay for such Phase 1 Projects pursuant to the terms and conditions set forth in Exhibit J (Pricing). The second phase of Projects (“Phase 2 Projects”) shall consist of the remainder of the Projects under the Agreement, which Symbotic may undertake pursuant to Exhibit N (Expected Timeline) and pursuant to the Rolling Project Schedule, but only after the Brooksville POC 2.0 Project has achieved Final Acceptance. ”

B.	[***] Exhibit J (Pricing). [***]

C.	Exhibit N (Expected Timeline). [***]

2. The Brooksville 2.0 Project SOW is amended as follows:

[***]

3. Procurement Authorization. Walmart hereby authorizes Symbotic to begin procurement activities for all of the Phase 1 Projects; provided, however, that while Symbotic may secure pricing and volume discounts based on commitments for the procurement estimates for all of the Phase 1 Projects, Symbotic shall not place actual orders for specific equipment for a specific Phase 1 Project before the Project SOW for such Phase 1 Project is executed or Walmart otherwise provides written authorization to place such orders.

4. Except as otherwise amended herein, the terms and conditions of the Agreement and the Brooksville 2.0 Project SOW remain in full force and effect, and no other provisions of the Agreement, nor any Exhibits, Project SOWs or other documents related thereto are affected by this Amendment. All obligations of the Parties under the Agreement, together with all Exhibits and Appendices thereto and all Project SOWs thereunder, including, but not limited to, requirements for Work on Projects, shall remain applicable to the Phase 1 Projects under this Amendment.

5. Upon the Amendment No. 1 Effective Date, on and after the date hereof, (a) each reference in the Agreement to “this Agreement,” “hereunder,” “hereto,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby and (b) each reference in the Brooksville 2.0 Project SOW to “this Project SOW,” “hereto,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Brooksville 2.0 Project SOW, shall mean and be a reference to the Brooksville 2.0 Project SOW, as amended hereby.

6. This Amendment shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware without regard to its principles of conflicts of law.

7. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment No. 1 Effective Date.

WALMART INC.		SYMBOTIC LLC

By:	/s/ Greg Smith	By:	/s/ Rick Cohen
Name: Greg Smith		Name: Rick Cohen
Title: EVP Supply Chain		Title: CEO

WAREHOUSE TECHNOLOGIES LLC

By:	/s/ Rick Cohen
Name: Rick Cohen
Title: CEO

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